Collectors Universe Diamond Certification Unit is Approved by Christie’s for Diamond Auctions

NEWPORT BEACH, CA - August 28, 2007 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, diamonds and colored gemstones, today announced that its diamond authentication and grading division, Gem Certification & Assurance Lab (GCAL), has been approved by Christie’s auction house to provide diamond certification services for diamonds consigned to Christie’s for sale. Christie’s catalogs will include references to the GCAL Diamond Certificate in the description of the item.

“Some diamond dealers worldwide use a new Gem Certification & Assurance certificate (GCAL) when trading gems,” said François Curiel, International Director and Chairman, Christie's Europe. “The GCAL certificate is highly informative with regard to the 4 C's of diamonds - clarity, color, cut and carat weight - but GCAL also grades the optical symmetry plus brilliance of a stone and illustrates the diamond Gemprint with its reflective pattern. As the market leader, we believe it is important for Christie’s to introduce these reports to the auction world.”

As a result of the decision by Christie’s, for diamonds under 2.0 carats submitted for auction with a GCAL grading certificate, other than those with D color and flawless clarity, Christies will list the GCAL certificate in its auction catalog. In the case of D color diamonds with flawless clarity, a Gemological Institute of America (GIA)® certificate would also be required. For diamonds 2.0 carats or larger which are submitted to Christie’s for auction with grading certificates from both GCAL and GIA, Christie’s will list GCAL’s certificate, as well as GIA’s, in its auction catalog. GCAL certificates will now be accepted at Christie's along with certificates from other world famous laboratories like Gübelin Gemmological Laboratories, SSEF Swiss Gemological Institute, Gemological Institute of America, HRD Diamond Office, and Collectors Universe subsidiary American Gemological Laboratories (AGL), among other laboratories.

“We are delighted to provide our diamond authentication and grading services to Christie’s jewelry experts, auctioneers and marketers worldwide,” said Michael R. Haynes, Chief Executive Officer. “As a renowned auction house leader, Christie’s acceptance of our GCAL certification underscores the value of our brand for their consignors, and ultimately, Christie’s auction bidders and buyers. This is an important step in building our brand through world class channels, and it’s a strategy that we will continue to execute as we expand our presence in this marketplace.”

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond and colored gemstones markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

Gem Certification and Assurance Lab (GCAL) is a diamond research and identification laboratory specializing in guaranteed diamond grading. http://www.gemfacts.com

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Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release. Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets will not be successful in enabling us to improve our profitability or may even cause us to incur losses.

Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2006 which we filed with the Securities and Exchange Commission on September 13, 2006 and our Quarterly Report on Form 10-Q for the third quarter of this year ended March 31, 2007, which we filed with the SEC on May 10, 2007. Due to those risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual Report or Quarterly Reports filed with the Securities and Exchange Commission.

Contact:

Joe Wallace
Chief Financial Officer
Collectors Universe
949-567-1245
Email: jwallace@collectors.com

Melissa Dixon
Investor Relations
The Piacente Group, Inc.
212-481-2050
Email: melissa@thepiacentegroup.com

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